NEWS RELEASE
FOR IMMEDIATE RELEASE
PICO Holdings, Inc. Announces Sale of Long-Term Storage Credits in Arizona

(Carson City, Nevada) - December 6, 2019

PICO Holdings, Inc. (NASDAQ:PICO) announced today that the city of El Mirage in Arizona has approved the purchase from the Company’s wholly owned subsidiary, Vidler Water Company Inc., (“Vidler”) of 25,000 Long - Term Storage Credits banked in the Phoenix Active Management Area for proceeds of $8.69 million ($347.50 per Credit). Funding of the transaction is expected before December 19, 2019, and the transaction will be recorded in the Company’s financial statements for the year ending December 31, 2019.

The Company’s remaining inventory of Long - Term Storage Credits in Arizona after this sale is comprised of 28,432 Credits in the Phoenix Active Management Area and 250,683 Credits in the Company’s recharge facility in the Harquahala Valley, about 70 miles west of Phoenix.

Net Operating Loss Carryforwards

At December 31, 2018, we had approximately $170.1 million of (pre-tax) federal net operating loss carryforwards (“NOLs”) that could be utilized in certain circumstances to offset PICO’s taxable income and reduce its federal income tax liability. Additional information with respect to these NOLs is contained in our 2018 Annual Report on Form 10-K filed with the Securities and Exchange Commission (“SEC”).

About PICO Holdings, Inc.

As of September 30, 2019, our primary holding was Vidler, a water resource and water storage business, with assets and operations primarily in the Southwestern U.S.

Currently, we believe the Company’s highest potential return to shareholders is from a return of capital. As we monetize assets, rather than reinvest the proceeds, we intend to return capital to shareholders through a stock repurchase program or by other means such as special dividends. Nonetheless, we may, from time to time, reinvest a portion of proceeds from asset monetizations in further development of existing assets, if we believe the returns on such reinvestment outweigh the benefits of a return of capital.

OTHER INFORMATION
At September 30, 2019, we had a market capitalization of $201.4 million, and 19,961,466 shares outstanding.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Statements in this press release that are not historical, including statements regarding our business objectives, our ability to monetize our water resources, the future demand for our water resources, our ability to preserve and utilize NOLs to offset taxable income and reduce our federal income liability, and our ability to monetize assets and return capital to shareholders through stock repurchases or through other means, are forward-looking statements based on current expectations and assumptions and are subject to risks and uncertainties.

In addition, a number of other factors may cause results to differ materially from our expectations, including, without limitation: any slow down or downturn in housing or in the real estate markets in which Vidler operates; fluctuations in the prices of water and water rights; physical, governmental and legal restrictions on water and water rights; a downturn in some sectors of the stock market; general economic conditions; prolonged weakness in the overall U.S. and global economies; the performance of the businesses in which Vidler operates; the continued service and availability of the Company’s key management personnel; and potential capital requirements and financing alternatives.

For further information regarding risks and uncertainties associated with our business, please refer to the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors” sections of our SEC filings, including our Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q, copies of which may be obtained by contacting us at (775) 885-5000 x200 or at http://investors.picoholdings.com.

We undertake no obligation to (and we expressly disclaim any obligation to) update our forward-looking statements, whether as a result of new information, subsequent events, or otherwise, in order to reflect any event or circumstance which may arise after the date of this press release, except as may otherwise be required by law. Readers are urged not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release.

Contact:
Dorothy Timian-Palmer
President and Chief Executive Officer
PICO Holdings, Inc.
775-885-5000

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